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                            STOCK PURCHASE AGREEMENT

                          dated as of December 8, 1999

                                 by and between

                          BALDWIN PIANO & ORGAN COMPANY

                                       and

                   DEUTSCHE FINANCIAL SERVICES CORPORATION

                               with respect to all

                          outstanding capital stock of


                         KEYBOARD ACCEPTANCE CORPORATION

                                       and

                            SIGNATURE LEASING COMPANY







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



                                TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.





                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

1.01  Purchase and Sale
1.02  Purchase Price
1.03  Closing
1.04  Post-Closing Adjustments
1.05  Closing Balance Sheets


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

2.01  Corporate Existence of Seller
2.02  Authority
2.03  Corporate Existence of KAC and SLC
2.04  Capital Stock
2.05  Subsidiaries
2.06  No Conflicts
2.07  Governmental Approvals and Filings
2.08  Books and Records
2.09  Financial Statements and Condition
2.10  Taxes
2.11  Legal Proceedings
2.12  Compliance With Laws and Orders
2.13  Contracts
2.14  Licenses
2.15  Insurance
2.16  Affiliate Transactions
2.17  Labor Relations
2.18  Brokers
2.19  Best Efforts to Close
2.20  Year 2000 Compliance
2.21  Environmental Matters
2.22  Receivables
2.23  Ownership of Assets and Properties
2.24  Transition Services/MIS Services
2.25  Employees and Employee Benefits
2.26  No Other Representations


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.01  Corporate Existence
3.02  Authority
3.03  No Conflicts
3.04  Governmental Approvals and Filings
3.05  Legal Proceedings
3.06  Purchase for Investment
3.07  Brokers
3.08  Financing
3.09  Best Efforts to Close
3.10  Employees and Employee Benefits
3.11  No Other Representations


                                   ARTICLE IV

                               COVENANTS OF SELLER

4.01  Regulatory and Other Approvals
4.02  HSR Filings
4.03  Access by Purchaser
4.04  Conduct of Business
4.05  Fulfillment of Conditions
4.06  Notice of Changes
4.07  Transition Services Coverage


                                    ARTICLE V

                             COVENANTS OF PURCHASER

5.01  Regulatory and Other Approvals
5.02  HSR Filings
5.03  Fulfillment of Conditions
5.04  Stay Bonuses/Severance


                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

6.01  Representations and Warranties
6.02  Performance
6.03  Officers' Certificates
6.04  Orders and Laws
6.05  Regulatory Consents and Approvals
6.06  Third Party Consents
6.07  Operative Agreements
6.08  Opinions of Counsel
6.09  Release of Security Interest and Lien Upon Stock of KAC
6.10  Termination of Certain Agreements


                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF SELLER

7.01  Representations and Warranties
7.02  Performance
7.03  Officers' Certificates
7.04  Orders and Laws
7.05  Regulatory Consents and Approvals
7.06  Third Party Consents
7.07  Operative Agreements
7.08  Release of Guaranties
7.09  Release of Security Interest and Lien on Stock of KAC
7.10  Amendments to Certain Agreements
7.11  Opinion of Counsel


                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

8.01  Survival of Representations, Warranties, Covenants and Agreements


                                   ARTICLE IX

                                 INDEMNIFICATION

9.01  Tax Indemnification
9.02  Indemnification by the Seller
9.03  Indemnification by Purchaser
9.04  Indemnification Procedures
9.05  Limitations


                                    ARTICLE X

                                   TERMINATION

10.01 Termination
10.02 Effect of Termination


                                   ARTICLE XI

                              TRANSITION PROCEDURES

11.01 Term; Services
11.02 Compensation and Payment
11.03 Relationship of Parties


                                   ARTICLE XII

                                   DEFINITIONS

12.01 Definitions


                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01 Notices
13.02 Entire Agreement
13.03 Expenses
13.04 Public Announcements
13.05 Confidentiality
13.06 Further Assurances; Post-Closing Cooperation
13.07 Waiver
13.08 Amendment
13.09 No Third Party Beneficiary
13.10 No Assignment; Binding Effect
13.11 Headings
13.12 Invalid Provisions
13.13 Governing Law
13.14 Counterparts
13.15 Non-Compete
13.16 Non-Solicitation

EXHIBITS
--------

EXHIBIT A      OFFICER'S CERTIFICATE OF SELLER

EXHIBIT B      SECRETARY'S CERTIFICATE OF SELLER

EXHIBIT C-1    FORM OF OPINION OF CADWALADER, WICKERSHAM & TAFT, COUNSEL TO
               SELLER

EXHIBIT C-2    FORM OF OPINION OF GRAYDON, HEAD & RITCHEY, COUNSEL TO SELLER

EXHIBIT D      OFFICER'S CERTIFICATE OF PURCHASER

EXHIBIT E      SECRETARY'S CERTIFICATE OF PURCHASER

EXHIBIT F-1    FORM OF OPINION OF COUNSEL TO PURCHASER

EXHIBIT F-2    FORM OF OPINION OF NEVADA COUNSEL TO PURCHASER

EXHIBIT G      FORM OF BALDWIN RETAIL STORE FINANCE AGREEMENT

EXHIBIT H      FORM OF REPOSSESSION AND SALE AGREEMENT

EXHIBIT I      FORM OF TAX ALLOCATION AGREEMENT

EXHIBIT J      BALDWIN ACCOUNTS RECEIVABLE PURCHASE AGREEMENT AND PROMISSORY
               NOTE

            This STOCK PURCHASE AGREEMENT dated as of December 8, 1999 is made and entered into by and between DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("Purchaser"), and BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 12.01.


            WHEREAS, Seller owns one hundred (100) shares of common stock, par value $.01 per share, of KEYBOARD ACCEPTANCE CORPORATION, a Delaware corporation ("KAC"), constituting all issued and outstanding shares of capital stock of KAC (such shares being referred to herein as the "KAC Shares");

            WHEREAS, Seller owns one hundred (100) shares of common stock, without par value, of SIGNATURE LEASING COMPANY, an Ohio corporation ("SLC") (the business conducted by KAC and SLC being referred to herein as the "Businesses"), constituting all issued and outstanding shares of capital stock of SLC (such shares being referred to herein as the "SLC Shares") (collectively, the KAC Shares and the SLC Shares referred to herein as the "Shares"); and

            WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;


            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

            1.01 Purchase and Sale. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

            1.02 Purchase Price. The aggregate consideration to be paid by Purchaser for the Shares is U.S. $25,304,025 (the "Estimated Purchase Price"), adjusted by the Post-Closing Adjustment (as defined in Section 1.04), if any, in accordance with Section 1.04. The Estimated Purchase Price, as adjusted by the Post-Closing Adjustment, will be referred to herein as the "Purchase Price". The Estimated Purchase Price shall be payable in cash in the manner and at the times set forth in Section 1.03.

            1.03 Closing. (a) The Closing will take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Estimated Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least one (1) Business Day prior to the Closing Date. Simultaneously, Seller will assign and transfer to Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchaser certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank. At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other documents specified in Articles VI and VII.

            1.04 Post-Closing Adjustments. The Estimated Purchase Price is based on KAC and SLC having stockholder's equity on the Closing Date, prepared and presented in accordance with GAAP, as applied on a consistent basis in accordance with past practices, in the aggregate of $13,304,025, the amount shown on the September 30, 1999 Financial Statements attached hereto on Section 2.09(a) of the Disclosure Schedule, after giving effect to the adjustments on
Section 2.09(a) of the Disclosure Schedule (the "Target Stockholder's Equity"). The Estimated Purchase Price of $25,304,025 is computed by adding $12,000,000 to the Target Stockholder's Equity. Any difference between the Target Stockholder's Equity and the Stockholder's Equity (as defined in Section 1.05) shall be an adjustment to the Estimated Purchase Price (the "Post-Closing Adjustment"). The "Purchase Price" shall be the Estimated Purchase Price adjusted by the
Post-Closing  Adjustment,  in the  following  manner:  in  the  event  that  the
Stockholder's  Equity is  greater  than the  Target  Stockholder's  Equity,  the
Purchase Price shall be equal to the Estimated Purchase Price plus the Post-Closing Adjustment, and the Purchaser shall pay the amount of the
Post-Closing Adjustment to Seller in cash, and in the event that the Stockholder's Equity is less than the Target Stockholder's Equity, the Purchase Price shall be equal to the Estimated Purchase Price minus the Post-Closing Adjustment, and the Seller shall pay the amount of the Post-Closing Adjustment to the Purchaser in cash, in each case in accordance with the provisions of
Section 1.05 of this Agreement. Any such payments shall be made within five Business Days following agreement by Purchaser and Seller on the Stockholder's Equity Calculation Statement (as defined in Section 1.05), in accordance with
Section 1.05. Purchaser and Seller agree that Seller shall cause KAC and/or SLC to declare a dividend, prior to the Closing, in order to reduce Stockholder's Equity to an amount approximately equal to Target Stockholder's Equity.

            1.05 Closing Balance Sheets. (a) As soon as practicable following the Closing Date, Seller shall cause to be prepared the balance sheets of KAC and SLC as of the Closing Date (the "Closing Balance Sheets"). Within sixty (60) days following the Closing Date, Seller shall deliver the Closing Balance Sheets to the Purchaser, accompanied by (i) a certificate of an executive officer of Seller to the effect that (except with respect to adjustments required by this Agreement) the Closing Balance Sheets have been prepared and presented in accordance with GAAP, as applied on a consistent basis in accordance with past practices, and fairly present the financial position of KAC and SLC, respectively, as of the Closing Date; and (ii) a statement documenting the calculation of the aggregate of KAC and SLC's stockholder's equity as of the Closing Date, prepared and presented in accordance with GAAP, as applied on a consistent basis in accordance with past practices ("Stockholder's Equity" and "Stockholder's Equity Calculation Statement"). The Closing Balance Sheets and Stockholder's Equity Calculation Statement shall be audited by Deloitte & Touche, independent public accountants of Seller ("Seller's Auditor"), and reviewed by KPMG Peat Marwick, independent public accountants of Purchaser ("Purchaser's Auditor"), who will be afforded full access to all books and records of KAC and SLC and workpapers used or created by (i) Seller in preparing the Closing Date Balance sheets and Stockholder's Equity Calculation Statement and (ii) Seller's Auditor in its audit. Seller's Auditor will issue a report to Purchaser and Seller within ninety (90) days of the Closing Date concerning their audit and stating that the Closing Balance Sheets have been prepared in accordance with GAAP, it being understood that the report of Seller's Auditor must be unqualified.

            (b) Within twenty (20) Business Days following the date on which the report of Seller's Auditor is delivered pursuant to Section 1.05(a), Purchaser and Seller will attempt to mutually agree on the Post-Closing Adjustment. If there is no agreement within twenty (20) Business Days of delivery of the report of Seller's Auditor, Purchaser shall give notice to Seller as to whether or not Purchaser's Auditor concurs with Seller's Auditor's report (such notice to contain Purchaser's Auditor's comments and exceptions to the Closing Balance Sheets and the Stockholder's Equity Calculation Statement). If Purchaser gives notice that Purchaser's Auditor does not concur with Seller's Auditor's report, then within twenty (20) Business Days following the date of such notice, the dispute shall be submitted to the independent auditing firm Arthur Andersen, for the purpose of resolving all remaining unresolved issues with respect to the Closing Balance Sheets and the Stockholder's Equity Calculation Statement.

            (c) Within ten (10) days following such retention of Arthur Andersen, Seller shall cause Seller's Auditor, and Purchaser shall cause Purchaser's Auditor to present the issue or issues that must be resolved with respect to the Closing Balance Sheets and the Stockholder's Equity Calculation Statement and the calculation of the Purchase Price.

            (d) Seller and Purchaser shall use their best efforts to cause Arthur Andersen to render its decision as soon as is reasonably practical, including, without limitation, prompt compliance with all reasonable requests by Arthur Andersen for information, papers, books, records and the like; provided that Seller and Purchaser agree that the purpose of retention of Arthur Andersen shall not include the conduct of its own independent audit of the Closing Balance Sheets and the Stockholder's Equity Calculation Statement, but rather shall be limited to resolving the issues presented to it and matters related thereto. All decisions of Arthur Andersen respect to the Closing Balance Sheets and the Stockholder's Equity Calculation Statement shall be final and binding upon both Seller and Purchaser.

            (e) Purchaser and Seller shall bear all fees, costs, disbursements and other expenses of their own respective auditor associated with performance of their respective functions pursuant to this Section 1.05. All fees, costs, disbursements and other expenses of Arthur Andersen which are incurred pursuant hereto shall be shared equally by Seller and Purchaser.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller hereby represents and warrants to Purchaser as follows:

            2.01. Corporate Existence of Seller. Seller is a corporation validly existing and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

            2.02. Authority. The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the board of directors of Seller, no other corporate action on the part of Seller or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

            2.03. Corporate Existence of KAC and SLC. (a) KAC is a corporation validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. KAC is duly qualified, licensed or admitted to do the type of business in which it is engaged and is in good standing in those jurisdictions specified in Section 2.03(a) of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by KAC to be qualified, licensed or admitted and in good standing could not in the aggregate reasonably be expected to have a Material Adverse Effect. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate of incorporation and bylaws of KAC, as in effect on the date hereof.

            (b) SLC is a corporation validly existing and in good standing under the Laws of the State of Ohio, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. SLC is duly qualified, licensed or admitted to do the type of business in which it is engaged and is in good standing in those jurisdictions specified in Section 2.03(b) of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by SLC to be qualified, licensed or admitted and in good standing could not in the aggregate reasonably be expected to have a Material Adverse Effect. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the articles of incorporation and code of regulations of SLC, as in effect on the date hereof.

            2.04 Capital Stock. (a) The authorized capital stock of KAC consists solely of Ten Thousand (10,000) shares of KAC Common Stock, of which only the KAC Shares have been issued. The KAC Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Except as set forth in Section 2.04(a) of the Disclosure Schedule, Seller owns the KAC Shares, beneficially and of record, free and clear of all Liens. There are no outstanding Options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatsoever under which Seller or KAC is or may become obligated to issue, assign or transfer any shares of KAC. The delivery of a certificate or certificates at the Closing representing the KAC Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the KAC Shares, free and clear of all Liens other than Liens created or suffered to exist by Purchaser.

            (b)   The  authorized  capital stock of SLC consists solely of Eight
Hundred Fifty (850) shares of SLC Common Stock, of which only the SLC Shares have been issued. The SLC Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Except as set forth in Section 2.04(b) of the Disclosure Schedule, Seller owns the SLC Shares, beneficially and of record, free and clear of all Liens. There are no outstanding Options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatsoever under which Seller or SLC is or may become obligated to issue, assign or transfer any shares of SLC. The delivery of a certificate or certificates at the Closing representing the SLC Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the SLC Shares, free and clear of all Liens other than Liens created or suffered to exist by Purchaser.

            2.05 Subsidiaries. KAC and SLC have no subsidiaries. KAC and SLC have no interest, direct or indirect, and have no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity.

            2.06 No Conflicts. The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the certificate of incorporation or bylaws of Seller or KAC or the articles of incorporation or code of regulations of SLC;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.07 of the Disclosure Schedule, conflict with or result in a violation or breach of any Law or Order applicable to Seller or the Businesses or any of their respective Assets and Properties (other than such conflicts, violations or breaches (i) which could not in the aggregate reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or any of such Operative Agreements or to have a Material Adverse Effect or (ii) as would occur solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates); or

            (c) except as disclosed in Section 2.06(c) of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Seller or the Businesses to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or the Businesses or any of their respective Assets and Properties under, any Contract or License to which Seller or the Businesses is a party or by which any of their respective Assets and Properties is bound and which, individually or in the aggregate with other such Contracts and Licenses, is material to the validity or enforceability of this Agreement or any of such Operative Agreements or will cause a Material Adverse Effect.

            2.07  Governmental  Approvals  and  Filings.  Except as disclosed in
Section 2.07 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller or the Businesses is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (i) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or any of such Operative Agreements or to have a Material Adverse Effect and (ii) those as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates.

            2.08 Books and Records. The minute books and other similar records of KAC and SLC as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of KAC and SLC.

            2.09  Financial  Statements  and  Condition.   (a)  Prior  to  the
execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the following financial statements:

                     (i) the audited balance sheets of the Seller and its consolidated subsidiaries as of December 31, 1996, 1997 and 1998, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Deloitte & Touche (the "Financial Statements");

                     (ii) the unaudited balance sheet of the Seller and its consolidated subsidiaries as of June 30, 1999, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended (the "Unaudited Financial Statements"); and

                     (iii) the pro forma, unaudited balance sheets of KAC and SLC, taken as a whole, as of September 30, 1999 and the pro forma, unaudited statements of operations for KAC and SLC, taken as a whole, for the 9 months ended September 30, 1999 (the "Pro Forma Financial Statements").

            All such financial statements were prepared in accordance with GAAP (except in the case of the Financial Statements, as set forth in the notes thereto, and in the case of the Pro Forma Financial Statements as set forth in
Section 2.09(a) of the Disclosure Schedule, to which certain adjustments set forth thereon have been made) and fairly present in all material respects the consolidated financial condition and results of operations of the Seller and its consolidated subsidiaries (or in the case of the Pro Forma Financial Statements, KAC and SLC) as of the respective dates thereof and for the respective periods covered thereby except, in the case of the Unaudited Financial Statements and the Pro Forma Financial Statements, for the absence of footnotes and normal year-end adjustments which an audit would reveal.

            (b) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Unaudited Financial Statement Date there has not been any Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Businesses but also affect other Persons who participate or are engaged in the lines of business in which Seller and the Businesses participate or are engaged.

            (c) Since the Unaudited Financial Statement Date, except as disclosed in Section 2.09(c) of the Disclosure Schedule or any other Section of the Disclosure Schedule, neither KAC nor SLC has incurred any Liabilities which in the aggregate, other than liabilities incurred in the ordinary course of business, exceed $50,000.

            2.10 Taxes. (a) The Seller has duly filed, been included in, or will file on a timely basis (taking into account any extensions of time for filing) all material Tax Returns required to be filed on or before the Closing Date by or on behalf of KAC and SLC. KAC and SLC have, or Seller on behalf of KAC and SLC has, timely paid, or made adequate provision by a tax accrual or tax reserve for, all material Taxes of KAC and SLC shown as due and payable on such material Tax Returns.

            (b) Seller, KAC or SLC have not been notified of the filing of any Liens for Taxes upon the respective Assets and Properties of KAC or SLC except Liens for current Taxes not yet due and payable or Liens imposed for a nonpayment of Taxes disclosed on Section 2.10(b) of the Disclosure Schedule which are currently being contested in good faith by the Seller or KAC or SLC.

            2.11 Legal Proceedings. Except as disclosed in Section 2.11 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) there are no Actions or Proceedings pending or, to the Knowledge of either KAC or SLC, threatened against, relating to or affecting KAC or SLC or any of their respective Assets and Properties.

            (b) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller or any of its respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to cause a Material Adverse Effect;

            (c)   there are no Orders outstanding against KAC or SLC.

            2.12  Compliance  With  Laws and  Orders.  Except  as  disclosed  in
Section 2.12 of the Disclosure Schedule, neither KAC nor SLC is in violation of or in default under any Law or Order applicable to KAC or SLC or any of their respective Assets and Properties, the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to cause a Material Adverse Effect.

            2.13 Contracts. (a) Section 2.13(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered to Purchaser prior to the execution of this Agreement), to which KAC or SLC are a party or by which any of their respective Assets and Properties is bound:

                     (i) all Contracts providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract;

                     (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of the Businesses to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with the Businesses;

                     (iii)   all   material    partnership,    joint    venture,
      shareholders' or other similar Contracts with any Person;

                     (iv) all Contracts relating to Indebtedness of KAC or SLC in excess of $100,000 (other than Indebtedness owing to the Businesses);

                     (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees which require the payment, pursuant to the terms of any such Contract, by or to the Businesses of more than $100,000;

                     (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties individually or in the aggregate which require the payment of more than $100,000, other than dispositions or acquisitions in the ordinary course of business, and (B) any Business Combination;

                     (vii) all Contracts between or among KAC or SLC, on the one hand, and Seller, any officer, director or Affiliate of Seller (other than KAC or SLC), on the other hand, and requiring annual payments by or to KAC or SLC exceeding $100,000; and

                     (viii) all other Contracts that (A) require the payment, pursuant to the terms of any such Contract, by or to the Businesses of more than $100,000 and (B) cannot be terminated within sixty (60) calendar days after giving notice of termination without resulting in any material cost or penalty to the Businesses.

            (b) Each Contract required to be disclosed in Section 2.13(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of KAC or SLC and, to the Knowledge of Seller, KAC or SLC of each other party thereto; and except as disclosed in Section 2.13(b) of the Disclosure Schedule neither KAC, SLC nor, to the Knowledge of Seller, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract), the effect of which, individually or in the aggregate, could reasonably be expected to cause a Material Adverse Effect.

            2.14 Licenses. Section 2.14 of the Disclosure Schedule contains a true and complete list of all Licenses which are used in or by the Businesses and individually or in the aggregate with other such Licenses are material to the Business or Condition of KAC or SLC, respectively. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.14 of the Disclosure Schedule, each such License is in full force and effect.

            2.15 Insurance. Section 2.15 of the Disclosure Schedule contains a true and complete list of all material insurance policies currently in effect that insure the business, operations or employees of the Businesses or affect or relate to the ownership, use or operation of any of the Assets and Properties of KAC or SLC and that have been issued to the Seller for the benefit of the Businesses. The insurance coverage provided by the policies described in the preceding sentence will terminate and lapse by reason of the transactions contemplated by this Agreement. Each policy referred to in the first sentence of this paragraph is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Seller, KAC nor SLC has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

            2.16 Affiliate Transactions. Except as disclosed in Section 2.16 of the Disclosure Schedule, as of the date of this Agreement, (i) there is no Indebtedness between KAC or SLC, on the one hand, and Seller, any officer, director or Affiliate of Seller (other than KAC or SLC), on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to the Businesses which are individually or in the aggregate necessary to conduct the Businesses and (iii) neither KAC nor SLC provides or causes to be provided any assets, services or facilities to Seller or any such officer, director or Affiliate which are individually or in the aggregate necessary to conduct the business of the Seller as it is presently conducted.

            2.17  Labor  Relations.  Neither  KAC nor  SLC  has  any  employees.
Section 2.17 of the Disclosure Schedule contains a list of all employees of the Seller who perform work on behalf of the Businesses. Other than the agreements listed on Section 2.17 of the Disclosure Schedule, there are no other contracts or arrangements between KAC and/or SLC and such employees.

            2.18 Brokers. Except for Lehman Brothers, whose fees, commissions and expenses are the sole responsibility of Seller, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or the Businesses for a finder's fee, brokerage commission or similar payment.

            2.19 Best Efforts to Close. The Seller will use its best efforts to close, as soon as possible, the transactions contemplated by Section 1.03 of this Agreement.

            2.20 Year 2000 Compliance. The computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, and /or software system(s) that are used or relied on by KAC and SLC in the conduct of their business (collectively, "Information Technology") are designed or have been modified to be used prior to, during, and after the calendar year 2000 AD, and the Information Technology used during each such time period will actively receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Information Technology of the Seller, properly exchanges date/time data with it.

            2.21 Environmental Matters. KAC and SLC are in material compliance with all applicable environmental laws, rules, regulations and standards promulgated, adopted or enforced by the Environmental Protection Agency or any comparable state or local agency.

            2.22 Receivables. The word "Receivables" as used herein shall mean all loans, installment sales contracts, credit or financing agreements, leases and other obligations or rights to payments owed to KAC or SLC. All of the Receivables in existence as of the Closing Date, together with any instruments or agreements securing or supporting the same, will (i) have been made for valuable consideration, (ii) constitute valid obligations of the persons shown as indebted thereon or obligated in respect thereof, (iii) be legally enforceable in all material respects according to their terms (except as affected by bankruptcy or insolvency laws), (iv) not be subject in any respect to any valid defense or right of offset or similar claim, (v) comply in all material respects with all applicable laws, rules and regulations, and (vi) include or represent valid enforceable first liens on the personal property sold or leased thereunder.

            2.23 Ownership of Assets and Properties. Except as otherwise set forth in Section 2.23 of the Disclosure Schedule, KAC and SLC have good title to all of the Assets and Properties reflected in the Pro Forma Financial Statements or acquired subsequent thereto, subject to no liens except statutory liens for amounts not yet delinquent or which have been contested in good faith.

            2.24 Transition Services/MIS Services. The MIS Services and Transition Services provided by Seller shall be performed in a lawful, accurate, and workmanlike manner. All Software and Hardware used in connection with the MIS Services and Transition Services provided by Seller are fit for the purpose of providing such services.

            2.25  Employees and Employee Benefits.

            (a) Neither KAC nor SLC has any employees, and neither KAC nor SLC sponsors, maintains, or contributes to any employee benefit plans (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

            (b)   Certain  employees of Seller are employed in  connection  with the Businesses, and, as employees of Seller, are or may become entitled to benefits under employee benefit plans maintained by Seller in which they participate ("Seller Plans"). Seller has furnished or made available to Purchaser copies of the Seller Plans (and, if applicable, related trust agreements) and all amendments thereto together with, where applicable, each Seller Plan's summary plan description and any summaries of material modifications thereto. No such Seller Plan is a "multiemployer plan" as defined for purposes of and subject to Subtitle E of Title IV of ERISA (a "Multiemployer Plan"), or is otherwise subject to Title IV of ERISA.

            (c)   Neither  Seller,  nor any entity  aggregated with Seller under
Section 414(b) or (c) of the Code or Section 4001 of ERISA, except as could not be reasonably expected to have a Material Adverse Effect on the Business or Condition of Seller, KAC or SLC, has incurred (i) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(ii) any liability, under Section 412 of the Code or otherwise, with respect to any Seller Plan, that in either case would become a liability of Purchaser after the Closing Date (other than the liabilities pursuant to the documents listed on Section 2.13(a) of the Disclosure Schedule).

            (d) Each Seller Plan is in substantial compliance with all applicable laws, including ERISA, and each Seller Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the Knowledge of Seller, no event has occurred since the date of such determination that would adversely affect such qualification.

            2.26 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this
Article II and in any certificate delivered pursuant to Section 6.03.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to Seller as follows:

            3.01 Corporate Existence. Purchaser is a corporation validly existing and in good standing under the Laws of the State of Nevada. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

            3.02 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the board of directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

            3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the certificate or articles of incorporation or by-laws or other comparable corporate charter document of Purchaser;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

            (c) except as disclosed in Section 3.03 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or a right to accelerate with respect to, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser or any of its Affiliates is a party or by which any of its Assets and Properties is bound.

            3.04  Governmental  Approvals  and  Filings.  Except as disclosed in
Section 3.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

            3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            3.06 Purchase for Investment. The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 13.10) for its own account for the purpose of investment, and not with a view to the distribution thereof.

            3.07 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller or the Businesses for a finder's fee, brokerage commission or similar payment.

            3.08 Financing. Purchaser has sufficient cash (and has provided Seller with evidence thereof) to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Operative Agreements.

            3.09 Best Efforts to Close. The Purchaser will use its best efforts to close, as soon as possible, the transactions contemplated by Section 1.03 of this Agreement.

            3.10  Employees and Employee Benefits.

            (a) Prior to the Closing but effective as of 11:59 p.m., on the day immediately preceding the Closing Date, Purchaser shall offer employment to all employees listed on Section 2.17 of the Disclosure Schedule, except for the part-time employees listed on Section 3.10(a) of the Disclosure Schedule, on terms and conditions to be established by Purchaser, but which shall be no less favorable to each Transferred Employee than the terms of employment currently maintained by Seller (any such employee who accepts such offer and becomes an employee of Purchaser, a "Transferred Employee"). In addition, the Purchaser shall (i) honor all accrued but unused vacation entitlement of the Transferred Employees for the calendar year in which the Closing occurs, (ii) on an annual basis, provide to each Transferred Employee a number of annual vacation days that is equal to or greater than the number of annual vacation days to which such Transferred Employee was entitled for the calendar year in which the Closing occurs, and (iii) be responsible for severance payments to the Transferred Employees, in accordance with Section 5.04 of this Agreement.

            (b) The Purchaser and Seller agree, that until January 1, 2000 (or such earlier date as the Purchaser shall select), the Seller will pay for and the Transferred Employees will be covered by health insurance and dental benefit plans offered by the Seller. Within thirty (30) days after January 1, 2000 (or such earlier date as the Purchaser shall select), the Purchaser shall reimburse Seller for all costs incurred by Seller attributable to such coverage of Transferred Employees after the Closing Date.

            (c) As of January 1, 2000 (or such earlier date as the Purchaser shall select), Purchaser shall provide a benefits package, including but not limited to health and dental benefit insurance coverage, to all of the Transferred Employees who become employed by Purchaser as of the Closing Date, on terms no less favorable to such Transferred Employees than the benefits package, including but not limited to the health and dental benefit insurance plans, currently maintained by Seller. Purchaser shall ensure that all preexisting condition limitations for all such Transferred Employees covered by the Seller's health benefit insurance plans as of the Closing Date are waived.

            (d) Purchaser shall give past service credit to any Transferred Employee for eligibility and vesting (if applicable) under its employee benefit plans that, on or after the Closing Date, provide coverage to any of the Transferred Employees.

            (e) The Purchaser shall not assume any liabilities or obligations of the Seller under the Seller Plans, including, without limitation, pursuant to this Agreement.

            3.11 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Purchaser is making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Article III and in any certificate delivered pursuant to Section 7.03.


                                   ARTICLE IV

                               COVENANTS OF SELLER

            Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing, Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

            4.01 Regulatory and Other Approvals. Seller will, and will cause KAC or SLC to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Seller or the Businesses to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.06(c) and 2.07 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) provide reasonable cooperation to Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            4.02 HSR Filings. In addition to and not in limitation of Seller's covenants contained in Section 4.01, Seller will (a) take promptly all actions necessary to make the filings required of Seller or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

            4.03 Access by Purchaser. Seller will, and will cause KAC or SLC to,
(a) provide Purchaser and its Representatives with access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of KAC and/or SLC and their Assets and Properties or who are material to the Businesses and the Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Seller or the Businesses, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts and other Books and Records) concerning the business and operations of the Businesses as Purchaser or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to Seller and the Businesses or by which any of their respective Assets and Properties is bound.

            4.04 Conduct of Business. Seller will cause KAC and SLC to conduct the Businesses only in the ordinary course. Without limiting the generality of the foregoing, Seller will cause the Businesses to use commercially reasonable efforts, to the extent the officers of Seller believe such action to be in the best interests of the Businesses, to (a) preserve intact the present business organization and reputation of the Businesses (b) keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key officers and employees of KAC and SLC that conduct business for the Businesses in all material respects, (c) maintain the Assets and Properties of the Businesses in good working order and condition, ordinary wear and tear excepted, and (d) maintain the good will of key customers and suppliers of the Businesses; provided, however, that Seller, KAC or SLC shall not be required to incur any obligations, expend any amounts or take any actions out of the ordinary course of business with respect to the foregoing. Without limiting the generality of the foregoing, prior to the Closing, KAC and SLC will not, without Purchaser's prior written approval: (i) change their respective certificates of incorporation or by-laws or merge or consolidate or obligate themselves to do so with or into any other entity, (ii) enter into any contract, agreement, commitment or other understanding or arrangement, except for those of the type which would not have to be listed or described on Section 2.13(a) of the Disclosure Schedule, (iii) declare or pay any dividends on or make any other distributions in respect of any Shares after the date hereof and on or prior to the Closing Date, or (iv) implement any increase or improvement in base compensation, bonuses of any kind, or benefits under any employee benefits plan.

            4.05 Fulfillment of Conditions. Seller will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit KAC or SLC to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            4.06 Notice of Changes. Seller shall give Purchaser prompt written notice of any changes in any of the information contained in the representations and warranties contained in this Agreement or the schedules hereto, which occur prior to Closing.

            4.07 Transition Services Coverage. Seller will use reasonable efforts to cooperate with the Purchaser in an effort to obtain reasonable insurance coverage, at Seller's own reasonable expense, which may consist of a blanket fidelity bond and an errors and omissions policy, with reasonable minimum coverage amounts, such coverage to be with responsible companies, on all officers, employees, or other persons acting in any capacity with regard to the MIS Services and Transition Services to handle funds, documents, and papers related to KAC or SLC. Said fidelity bond and policy shall insure KAC and SLC against losses including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Nothing contained in this section shall diminish or relieve the Seller from its duties or obligations as set forth in this Agreement.


                                    ARTICLE V

                             COVENANTS OF PURCHASER

            Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing and, in the case of Section 5.03, thereafter, Purchaser will comply with all covenants and provisions of this
Article V, except to the extent Seller may otherwise consent in writing.

            5.01 Regulatory and Other Approvals. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 3.03 and 3.04 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) provide reasonable cooperation to Seller, KAC and SLC in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Seller, KAC, SLC or the Businesses to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            5.02 HSR Filings. In addition to and without limiting Purchaser's covenants contained in Section 5.01, Purchaser will (i) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with Seller in connection with Seller's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

            5.03 Fulfillment of Conditions. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            5.04 Stay Bonuses/Severance. The Purchaser acknowledges that KAC and/or SLC have entered into Stay Bonus Agreements and letter agreements with certain employees of Seller and have adopted employee severance policies, pursuant to which payments will be made after the Closing Date, as described in
Section 2.17 of the Disclosure Schedule. Purchaser agrees to cause KAC and/or SLC to make the payments pursuant to the Stay Bonus Agreements, letter agreements and severance policies in accordance with the terms of such Stay Bonus Agreements, letter agreements and severance policies on Section 2.17 of the Disclosure Schedule; provided, however, that after one year has passed since the Closing Date, the Transferred Employees will not be covered under the severance policy listed as item 12 on Section 2.17 of the Disclosure Schedule, and such Transferred Employees will then be covered under the severance policy as then provided for by KAC and/or SLC.


                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

            The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

            6.01 Representations and Warranties. The representations and warranties made by Seller in this Agreement, taken as a whole, shall be true and correct, on and as of the Closing Date as though made on and as of the Closing Date.

            6.02 Performance. Seller shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller.

            6.03 Officers' Certificates. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive Vice President of Seller,
substantially in the form and to the effect of Exhibit A hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit B hereto.

            6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, and to enable KAC and SLC to conduct the Businesses on and after the Closing Date, (in a manner consistent with the manner in which the Businesses have been conducted prior to the Closing Date), shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

            6.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Section 6.06 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

            6.07 Operative Agreements. The Baldwin Retail Store Finance Agreement, the Repossession and Sale Agreement, the Tax Allocation Agreement and the Baldwin Accounts Receivable Purchase Agreement and Promissory Note shall have been executed and delivered to Purchaser.

            6.08 Opinions of Counsel. (a) Purchaser shall have received the opinion of Cadwalader, Wickersham & Taft, special counsel to Seller and KAC, dated the Closing Date, substantially in the form and to the effect of Exhibit C-1 hereto.

            (b) Purchaser shall have received the opinion of Graydon, Head and Ritchey, counsel to SLC, date the Closing Date, substantially in the form of Exhibit C-2 hereto.

            6.09 Release of Security Interest and Lien Upon Stock of KAC. Seller shall have received an unconditional release of the security interest and lien upon the Seller's right, title and interest in and to all issued and outstanding capital stock of KAC at any time owned by Seller that was assigned and pledged by Seller pursuant to the Purchase and Administration Agreement and certificates evidencing such assignment and pledge shall be returned to Seller.

            6.10 Termination of Certain Agreements. Agreements terminating the Purchase and Administration Agreement and Retail Accounts Receivable Purchase Agreement shall have been executed, to the satisfaction of Seller. All Receivables which had been sold, transferred, and assigned pursuant to the Purchase and Administration Agreement and/or Retail Accounts Receivable Purchase Agreement and are currently held by or in the control of a party to either of those agreements shall be transferred back to KAC or SLC, with no additional cost, fee, or penalty or other payment made or owed by KAC or SLC. The Seller shall execute an agreement terminating the National City Revolver, to the satisfaction of Seller. All Receivables which had been sold, transferred, and assigned pursuant to the National City Revolver and are currently held by or in the control of a party to the National City Revolver shall be transferred back to KAC or SLC free of any liens or security interests, with no additional cost, fee, or penalty or other payment made or owed by KAC or SLC.


                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF SELLER

            The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

            7.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date.

            7.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

            7.03 Officers' Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, substantially in the form and to the effect of Exhibit D hereto, and a certificate, dated the Closing Date and executed by the Secretary or Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit E hereto.

            7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

            7.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Section 7.06 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

            7.07 Operative Agreements. The Baldwin Retail Store Finance Agreement, the Repossession and Sale Agreement, the Tax Allocation Agreement and the Baldwin Accounts Receivable Purchase Agreement and Promissory Note shall have been executed and delivered to Seller.

            7.08  Release   of   Guaranties.    Seller   shall   have   received
unconditional releases of any subsidiary guaranty and subsidiary security agreement of SLC, under the Fifth Third Credit Agreement and the Fifth Third Term Loan Agreement. Seller shall have received unconditional releases of any guaranty of Seller under the Purchase and Administration Agreement and National City Revolver.

            7.09 Release of Security Interest and Lien on Stock of KAC. Seller shall have received an unconditional release of the security interest and lien upon all of Seller's right, title and interest in and to all issued and outstanding capital stock of KAC at any time owned by Seller, together with all proceeds thereof, that was assigned and pledged by Seller pursuant to the Purchase and Administration Agreement, and certificates evidencing such stock shall have been returned to Seller.

            7.10 Amendments to Certain Agreements. At the Seller's option, amendments to or agreements terminating the Fifth Third Credit Agreement and Fifth Third Term Loan Agreement shall have been executed, to the satisfaction of Seller. The Seller shall execute agreements terminating the Purchase and Administration Agreement, Retail Accounts Receivable Purchase Agreement and National City Revolver, to the satisfaction of Seller.

            7.11 Opinion of Counsel. Seller shall have received the opinions of Richard C. Goldman, Senior Vice President and Chief Legal Officer of the Purchaser and of Nevada counsel to Purchaser, such Nevada counsel to be reasonably satisfactory to Seller, both dated the Closing Date, substantially in the form and to the effect of Exhibits F-1 and F-2 hereto.


                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

            8.01 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties contained in this Agreement shall survive for a period of five years following the Closing, other than (i) those representations, warranties and covenants contained in the Tax Allocation Agreement and Section 2.10 of this Agreement, which shall not survive the Closing and (ii) those representations and warranties contained in Sections 2.04 and 2.14 hereto, which shall survive indefinitely; and there shall be no liability in respect thereof, subsequent to the respective date of survival, whether such liability has accrued prior to the Closing Date or after the Closing Date, on the part of either party or its Representatives and Affiliates. This Section 8.01 shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth therein.


                                   ARTICLE IX

                                 INDEMNIFICATION

            9.01 Tax Indemnification. All matters regarding any indemnification for Taxes, and certain other Tax-related matters, are covered in the Tax Allocation Agreement, which shall control with respect to Tax matters in the event of any conflict with this Agreement.

            9.02  Indemnification by the Seller.  (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 9.02(b)), the Seller shall defend and hold Purchaser and Purchaser's Representatives (the "Purchaser Indemnified Parties") harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

                     (i) any breach of any representation or warranty of Seller contained in this Agreement;

                     (ii) any breach of any agreement, covenant or obligation of Seller set forth in this Agreement;

                     (iii) any and all losses, damages, debts, liabilities or obligations of KAC and SLC, direct, indirect or fixed, which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, omission, transaction, state of facts or other conditions which occurred or existed on or before the Closing Date, whether or not then known, due or payable, except to the extent reflected or reserved against on the Closing Balance Sheets or for which any payment will be made pursuant to Section 5.04 hereof.

                     (iv)  notwithstanding  the prior sub-paragraph or any other provision of this Agreement, any failure of KAC or SLC to have all necessary licenses, notices, registrations and qualifications to conduct business or otherwise, irrespective of the disclosure made in this Agreement or in any Section of the Disclosure Schedule hereto, irrespective of whether such failure is actually known by Purchaser.

            (b) Notwithstanding anything contained in this Agreement to the contrary, the Seller's obligation to indemnify, defend and hold the Purchaser Indemnified Parties harmless shall be limited as follows:

            (i) No amounts of indemnity shall be payable pursuant to Section 9.02(a) unless and until the aggregate of all Losses suffered by Purchaser Indemnified Parties shall exceed $250,000 in the aggregate, and then only to the extent of any such excess (other than any amount of indemnity payable due to a breach of any representation or warranty contained in
      Section 2.02, for which the preceding sentence shall not apply);

            (ii) In no event shall the aggregate amount of indemnity required to be paid by the Seller to all Purchaser Indemnified Parties pursuant to
      Section 9.02(a) exceed $3,000,000, for any breach of a representation or warranty contained in Section 2.20 or Section 2.24;

            (iii) No claim may be asserted nor may any action be commenced against any Seller pursuant to Section 9.02(a) unless written notice of such claim or action is received by the Seller describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in
      Section 8.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date;

            (iv) For purposes of computing the aggregate amount of claims against the Seller, the amount of each claim by a Purchaser Indemnified Party shall be deemed to be an amount net of, and any payments by the Seller pursuant to Section 9.02(a) shall be limited to, the amount of Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contributions or other similar payment received by any third party with respect thereto;

            (v) No amount of indemnity shall be payable pursuant to Section 9.02(a) with respect to any Loss resulting from a misrepresentation, breach of warranty or breach of a covenant or agreement that is disclosed in a written notice, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, delivered by Seller to Purchaser after the date of this Agreement and at or prior to the Closing, if Purchaser nevertheless elects to close (regardless of whether Purchaser waives such breach in writing or otherwise);

            (vi) No amount of indemnity shall be payable pursuant to Section 9.02(a) with respect to the portion of any Loss as to which the Purchaser Indemnified Party had a reasonable opportunity, but failed in good faith to mitigate its Loss, including, without limitation, its failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity; and

            (vii) No amount of indemnity shall be payable pursuant to Section 9.02(a) with respect to any Loss, to the extent it arises solely from or was caused solely by actions taken by Purchaser or any of its Affiliates after the Closing.

            9.03 Indemnification by Purchaser. (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 9.03(b)), Purchaser shall indemnify, defend and hold each of the Seller and each of the Seller's Representatives (the "Seller Indemnified Parties") harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

                     (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

                     (ii) any breach of any agreement, covenant or obligation of Purchaser set forth in this Agreement;

                     (iii) the operation of KAC and/or SLC on and after the Closing Date.

            (b) Notwithstanding anything contained in Section 9.03(a) to the contrary, Purchaser's obligation to indemnify, defend and hold the Seller Indemnified Parties harmless shall be limited as follows:

                     (i) No amounts of  indemnity  shall be payable  pursuant to
      Section 9.03(a) unless and until the aggregate of all Losses suffered by Seller Indemnified Parties shall exceed $250,000 in the aggregate, and then only to the extent of any such excess (other than any amount of indemnity payable due to a breach of any representation or warranty contained in Section 3.02, for which the preceding sentence shall not apply);

                     (ii) No claim may be asserted nor may any action be commenced against Purchaser pursuant to Section 9.03(a) unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 8.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date;

                     (iii) For purposes of computing the aggregate amount of claims against Purchaser, the amount of each claim by a Seller Indemnified Party shall be deemed to be an amount net of, and any payments by Purchaser pursuant to Section 9.03(a) shall be limited to, the amount of Losses that remain after deducting therefrom, any insurance proceeds and any indemnity, contributions or other similar payment received by any third party with respect thereto;

                     (iv) No amount of  indemnity  shall be payable  pursuant to
      Section 9.03(a) with respect to any Loss resulting from a misrepresentation, breach of warranty or breach of covenant or agreement that is disclosed in a written notice, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, delivered by Purchaser to the Seller after the date of this Agreement and at or prior to the Closing, if the Seller nevertheless elects to close (regardless of whether the Seller waives such breach in writing or otherwise);

                     (v)  No amount of  indemnity shall be payable  pursuant  to
      Section 9.03(a) with respect to the portion of any Loss as to which the Seller Indemnified Party had a reasonable opportunity, but failed in good faith to mitigate its Loss, including, without limitation, its failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity; and

                     (vi) No amount of  indemnity  shall be payable  pursuant to
      Section 9.03(a) with respect to any Loss to the extent it arises solely from or was caused solely by actions taken by the Seller or any of their Affiliates after the Closing.

            9.04 Indemnification Procedures. (a) Any Seller Indemnified Party or Purchaser Indemnified Party (each, an "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification hereunder (the "Indemnitor") written notice of any claim or matter which gives rise to a claim for indemnification hereunder, promptly upon becoming aware of a fact, condition or event for which indemnification is provided under this Article IX, but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification; provided, however, that the failure of an Indemnified Party to give such notice shall not relieve any Indemnitor of its obligations under this Agreement, except to the extent that such failure materially prejudices the rights of any such Indemnitor.

            (b) The Indemnitor shall have the right to control and direct, through counsel of its own choosing, the defense or settlement of any claim, action, suit or proceeding brought by a Person who is not a party or an Affiliate of a party to this Agreement (a "Third Party Claim"). The Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party; provided, however, that the Indemnified Party shall have the right to employ, at Indemnitor's expense, one counsel of its choice to represent the Indemnified Party, if, in the written opinion of counsel to the Indemnified Party reasonably satisfactory to the Indemnitor, there exists any actual or potential conflict of interest between the Indemnitor and the Indemnified Party. The Indemnified Party shall provide the Indemnitor with access to its records and personnel relating to any Third Party Claim during normal business hours and shall otherwise cooperate fully with the Indemnitor in the defense or settlement thereof, and the Indemnitor shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnitor elects to direct the defense of a Third Party Claim, then the Indemnified Party shall not pay, permit to be paid, or settle any part of any claim or demand arising from such asserted liability, unless the Indemnitor consents in writing to such payment or unless the Indemnitor, subject to the last sentence of this Section 9.04(b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnitor is entered against the Indemnified Party for such liability. The Indemnitor will not settle any claim without the consent of the Indemnified Party (such consent not to be unreasonably withheld) if such settlement would involve the imposition of equitable remedies or impose material obligations on the Indemnified Party other than financial obligations for which the Indemnified Party will be indemnified hereunder. If the Indemnitor shall fail to defend, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from the defense of a Third Party Claim, then the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnitor's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.04(b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Indemnitor prompt written notice thereof, and the Indemnitor shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

            9.05 Limitations. (a) In any claim for indemnification under this Agreement, the Indemnitor shall not be required to indemnify any Person for special, exemplary or consequential damages, including without limitation loss of profit or revenue, interference with operations, or loss of tenants, lenders, investors or Purchasers or inability to operate the Businesses.

            (b) After the Closing, except for remedies that cannot be waived as a matter of law, the enforcement of the indemnification provisions of this
Article IX shall be the exclusive remedy of the parties for any breach of any warranty, representation or covenant contained in this Agreement; provided, however, that such exclusivity shall not limit or restrict a party's ability to obtain specific performance or injunctive relief.

            (c) In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter, and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

            (d) The obligations of an Indemnitor in respect of a claim for indemnification under this Agreement shall be limited to the taking of such reasonable actions as are necessary under the circumstances giving rise to such claim, and an Indemnitor shall in no event be required to take more extensive actions than would be required under Laws then in effect, applicable and enforceable.


                                    ARTICLE X

                                   TERMINATION

            10.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

            (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

            (b) at any time before the Closing, by Seller or Purchaser, in the event that any Order or Law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, upon notification of the non-terminating party by the terminating party; or

            (c) at any time after February 1, 2000 by Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

            10.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 10.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective Representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 13.03 and confidentiality in Section 13.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 10.01(b) or (c), Seller will remain liable to Purchaser for any willful breach of Section 4.05 of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any willful breach of Section 5.03 of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and attorneys' fees, against the other with respect to any such willful breach as are provided in this Agreement or as are otherwise available at Law or in equity.


                                   ARTICLE XI

                              TRANSITION PROCEDURES

            11.01 Term; Services. (a) For a period of twelve months commencing on the Closing Date, in order to maintain the accounts of the Businesses, the Seller will (i) allow the Businesses to use its computer, data processing and information systems ("MIS Services"), (ii) provide information systems support,
(iii) provide office space (in sufficient quantity to adequately maintain the accounts of the Businesses and consistent with existing square footage being utilized of approximately 5,500 square feet) and access to business equipment, and (iv) provide limited accounting support similar to that provided during the ninety day period prior to the date of execution of this Agreement, all in a commercially reasonable manner in the ordinary course of business and consistent with practices employed by the Businesses on the date hereof (collectively, the "Transition Services"). This agreement to provide Transition Services under
Article XI may be terminated by the Purchaser prior to the end of the twelve month term, on thirty (30) days prior written notice to Seller.

            (b)   Purchaser  is  contracting  for  use  of  Seller's  Transition
Services on as "as-is" basis, and Seller shall not be required to increase personnel levels or acquire additional equipment, computer hardware, computer software, office supplies or other materials or make other equipment modifications or acquisitions from that used in providing Transition Services to the Businesses immediately prior to the Closing Date. The resources of Seller that are required to be devoted to performance of Transition Services shall not exceed the level of those resources devoted to providing services to the Businesses on the date of this Agreement, minus any such resources that are transferred to the Businesses and the Purchaser at the Closing Date.

            (c) Seller will be responsible for any routine upkeep required to keep the MIS Services or any of the other Transition Services running in accordance with past practices of Seller. Any incremental expense incurred on the existing system to allow the Businesses to continue to use the MIS Services or any of the other Transition Services will be charged to the Businesses at the actual out-of-pocket costs to Seller.

            (d) All data, documents, material and information ("Data") arising after the Closing Date relating to the Businesses and Purchaser's operation thereof will remain the property of the Businesses. It will be the responsibility of the Businesses to transmit all Data necessary for Seller to perform the MIS Services. Seller shall have no responsibility or liability for any delay, damage or loss resulting from transportation or transmission of the Data. Upon termination of this agreement under Article XI to provide Transition Services, Seller will cooperate and assist the Businesses (excluding any obligation to make out-of-pocket expenditures) in transferring the Data to the Businesses and will delete the Data from the MIS System; provided, however, that Seller will keep a tape medium copy of the Data for its records.

            (e) All software, systems, programs and modules ("Software"), as listed on Section 11.01(e) of the Disclosure Schedule, and all equipment ("Hardware") associated with the MIS Services or any of the other Transition Services shall remain the property of Seller, except for certain Software that is used exclusively by KAC and SLC, which will be transferred by the Seller to KAC and SLC, respectively, as of the Closing. Purchaser and the Businesses are not granted any rights in or to such Software or Hardware other than the limited access granted during the term of this agreement under Article XI for Transition Services.

            (f) Purchaser agrees that (i) Purchaser will not and will cause the Businesses not to provide access to the MIS Services or any of the other Transition Services to any person other than KAC, SLC or employees or agents thereof, (ii) Purchaser will not and will cause the Businesses not to provide access to the MIS Services or any of the other Transition Services to any employees or agents of Purchaser or the Businesses except those conducting the business previously conducted by the Businesses, and (iii) no employee or agent of Purchaser or the Businesses will access, copy or utilize any Data of Seller. Seller will perform routine backup procedures of the MIS Services or any of the other Transition Services in accordance with past practices.

            11.02 Compensation and Payment. (a) Purchaser shall cause the Businesses to pay to Seller for the Transition Services the aggregate sum per month of $90,000, plus reasonable out-of-pocket expenses for outside legal, collection, banking and travel and entertainment which is directly related to KAC and SLC, and such out-of-pocket expenses will be limited to $10,000 per month, unless prior written consent of the Purchaser is given for a greater amount. Such payment for Transition Services shall be made to Seller within fifteen (15) business days after the end of each month for which such Transition Services are performed. If Purchaser terminates this agreement to provide Transition Services under Article XI, pursuant to the termination provisions of
Section 11.01, Purchaser shall continue to be required to pay to Seller the compensation for Transition Services provided by Seller for any monthly service until the date of termination, and on a pro rata basis for any period of service that is less than one month. Notwithstanding the thirty day notice provision of
Section 11.01,  no  compensation  will be owed by Purchaser to Seller under this
Section 11.02 in the event that no actual Transition Services are performed by Seller.

            11.03 Relationship of Parties. (a) Seller is and shall remain at all times an independent contractor of the Businesses in the performance of all Transition Services, and any persons employed by Seller to perform such Transition Services shall be and remain employees solely of Seller and subject only to the supervision of Seller supervisory personnel. Nothing contained herein shall be deemed or construed as creating any partnership or joint venture between the Seller and the Purchaser or the Businesses.

            (b) Purchaser agrees that from the Closing Date until the completion of the Transition Services, except as contemplated by this Article XI or to the extent that Seller shall otherwise consent in writing, it will not take and will cause the Businesses not to take any action which would materially and adversely affect the ability of Seller to perform its duties under this
Article XI.

            (c) If because of any occurrence or condition beyond the reasonable control of Seller, Seller is unable to carry out any of its obligations under this Article XI, and if Seller promptly gives to Purchaser at the beginning of the period of Force Majeure or soon thereafter as is practical under the circumstances written notice of such cause, then in such event, Seller shall be at liberty to suspend performance by both parties under this Article XI during the continuance of the events or conditions causing delay, or prevention, and no liability for damage shall attach to either party for such suspension. Seller shall take all reasonable measures to resume performance under this
Article XI at the earliest possible time, except Seller reserves the right to settle strikes on its own decision. The term "Force Majeure" shall include without limitation, acts of God; acts of the public enemy; insurrections, riots, labor disputes, labor or material shortages, fires, explosions, floods, weather conditions, breakdown or damage to equipment or facilities not resulting from lack of due  diligence  on the part of the  parties to this  Agreement  or their agents, subcontractors' embargoes, orders or acts of civil or military authority, requirements of any government and other causes of similar nature which wholly or partly prevent the performance of the Transition Services under
Article XI.


                                   ARTICLE XII

                                   DEFINITIONS

            12.01.Definitions.

            (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

            Actions  or  Proceedings:   means  any  action,  suit,   proceeding,
arbitration or Governmental or Regulatory Authority investigation.

            Affiliate: means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning more than fifty (50%) of the voting securities of a second Person shall be deemed to control that second Person.

            Agreement: means this Stock Purchase Agreement and the Exhibits and the Disclosure Schedule hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

            Assets and Properties: of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), operated, owned or leased by such Person.

            Baldwin Accounts Receivable Purchase Agreement and Promissory Note: means the agreement between Seller, Purchaser, KAC and SLC, dated as of the Closing Date, in the form of Exhibit J hereto.

            Baldwin Retail Store Finance Agreement: means the agreement between Seller, KAC and SLC, dated as of the Closing Date, in the form of Exhibit G hereto.

            Books and Records: means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Businesses, including, without limitation, financial statements, Tax Returns, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs and operating data.

            Business Combination: means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

            Business Day: means a day other than Saturday, Sunday or any day on which banks located in the State of Ohio and the State of Missouri are authorized or obligated to close.

            Businesses: has the meaning ascribed to it in the preamble.

            Business  or  Condition:   means  the  business,  assets,  financial
condition or results of operations.

            Closing:  means the  closing  of the  transactions  contemplated  by
Section 1.03.

            Closing Date: means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 6.05 through 6.07 and Sections 7.05 through 7.10 have been obtained, made or given or have expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

            Closing Balance Sheets: has the meaning ascribed to it in Section 1.05.

            Code: means the Internal Revenue Code of 1986, as amended.

            Contract: means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

            Data: has the meaning ascribed to it in Section 11.01(d).

            Disclosure Schedule: means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

            ERISA: has the meaning ascribed to it in Section 2.25(a).

            Estimated Purchase Price: has the meaning ascribed to it in Section 1.02.

            Fifth Third Credit Agreement: shall mean the Credit Agreement by and between Seller and Fifth Third Bank, as Agent, and Fifth Third Bank and NBD Bank, N.A., as Lenders, dated October 16, 1997, as amended.

            Fifth Third Term Loan Agreement: shall mean the Term Loan Agreement between Seller, Fifth Third Bank, as Agent, and Fifth Third Bank and NBD Bank, N.A., as Lenders, dated May 15, 1998, as amended.

            Financial Statements: has the meaning ascribed to it in Section 2.09(a)(i).

            Force Majeure: has the meaning ascribed to it in Section 11.03(c).

            GAAP: means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            Governmental or Regulatory Authority: means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            Hardware:  has the meaning ascribed to it in Section 11.01(e).

            HSR Act: means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

            Indebtedness: of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            Indemnified  Party:  has  the  meaning  ascribed  to it  in  Section
9.04(a).

            Indemnitor: has the meaning ascribed to it in Section 9.04(a).

            Information Technology: has the meaning ascribed to it in Section 2.20.

            KAC: has the meaning ascribed to it in the preamble.

            KAC Common Stock: means the common stock, par value $.01 per share, of KAC.

            KAC Shares: has the meaning ascribed to it in the preamble.

            Knowledge of Seller: means the actual knowledge of the officers of Seller.

            Laws: means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            Liabilities:   means  all   Indebtedness,   obligations   and  other
liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            Licenses:  means all licenses,  permits,  certificates of authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

            Liens: means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance.

            Loss: means any and all costs, obligations, liabilities, settlement payments, awards, judgments, damages, fines, penalties, deficiencies, losses and expenses or other charges (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

            Material Adverse Effect: means any effect on KAC or SLC that is either individually or in the aggregate materially adverse to the business, assets, financial condition or results of operations of the Businesses, taken as a whole.

            MIS Services: has the meaning ascribed to it in Section 11.01(a).

            Multiemployer  Plan:  has  the  meaning  ascribed  to it in  Section
2.25(b).

            National City Revolver: shall mean the Revolving Line of Credit between National City Bank and SLC, dated as of July 20, 1999, as amended, along with the Master Assignment Agreement between National City Bank and SLC, dated July 20, 1999, as amended, and the Amendment to and Conversion of Note and Security Agreement to an Assignment Agreement between National City Bank and SLC, dated July 20, 1999, as amended.

            Operative Agreements: means the Baldwin Retail Store Finance Agreement, the Repossession and Sale Agreement, the Tax Allocation Agreement, the Baldwin Accounts Receivable Purchase Agreement and Promissory Note and any support or other agreements to be entered into in connection with the transactions contemplated by this Agreement.

            Option: with respect to any Person means any security, right, subscription, warrant, option, or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person.

            Order: means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            Person: means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            Post-Closing Adjustment: has the meaning ascribed to it in Section 1.04.

            Pro Forma Financial  Statements:  has the meaning  ascribed to it in
Section 2.09(a)(iii).

            Purchase and Administration Agreement: shall mean the Second Amended and Restated Purchase and Administration Agreement, as amended, between Retailer Funding Corporation, Keyboard Acceptance Corporation and Seller, dated March 20, 1998, to which General Electric Capital Corporation and Edison Asset Securitization, LLC have joined as consenting parties.

            Purchase Price: has the meaning ascribed to it in Section 1.02.

            Purchaser's Auditor: has the meaning ascribed to it in Section 1.05.

            Purchaser: has the meaning ascribed to it in the preamble.

            Purchaser  Indemnified  Parties:  has the meaning  ascribed to it in
Section 9.02(a).

            Receivables: has the meaning ascribed to it in Section 2.24.

            Repossession and Sale Agreement: means the Repossession and Sale Agreement between Seller, Purchaser, KAC and SLC, dated as of the Closing Date, in the form attached hereto as Exhibit H.

            Representatives: shall mean any officer, director, principal, agent,
manager,  employee,   counsel,   consultant,   financial  advisor,   accountant,
independent auditor or other representative of a person.

            Retail Accounts Receivable Purchase Agreement: shall mean the Retail Accounts Receivable Purchase Agreement between Seller, The Wurlitzer Company, and BPO Finance Company (now known as KAC), dated October 1, 1990.

            Seller: has the meaning ascribed to it in the preamble.

            Seller's Auditor: has the meaning ascribed to it in Section 1.05.

            Seller  Indemnified  Parties:  has  the  meaning  ascribed  to it in
Section 9.03(a).

            Seller Plans: has the meaning ascribed to it in Section 2.25(b).

            Shares: has the meaning ascribed to it in the preamble.

            SLC: has the meaning ascribed to it in the preamble.

            SLC Common Stock: means the Common Stock, without par value, of SLC.

            SLC Shares: has the meaning ascribed to it in the preamble.

            Software: has the meaning ascribed to it in Section 11.01(e).

            Stay Bonus Agreements: are agreements between KAC and/or SLC with certain employees of KAC and/or SLC.

            Stockholder's  Equity:  has the  meaning  ascribed  to it in Section
1.05.

            Stockholder's Equity Calculation Statement: has the meaning ascribed to it in Section 1.05.

            Subsidiary: means any Person in which KAC or SLC, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

            Target  Stockholder's  Equity:  has the  meaning  ascribed  to it in
Section 1.04.

            Tax or Taxes: means all income, gross receipts, sales, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

            Tax Allocation Agreement: means the Tax Allocation Agreement between Seller and Purchaser, dated as of the Closing Date, in the form attached hereto as Exhibit I.

            Tax Return: means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed for any period with any taxing authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing).

            Third   Party   Claim:   has  the   meaning   ascribed  to  it  in
Section 9.04(b).

            Transferred Employee: has the meaning ascribed to it in Section 3.10(a).

            Transition Services: has the meaning ascribed to it in Section 11.01(a).

            Unaudited Financial Statement Date: means the last day of the most recent fiscal quarter of the Seller for which Unaudited Financial Statements are delivered to Purchaser pursuant to Section 2.09(a)(ii).

            Unaudited  Financial  Statements:  has the meaning ascribed to it in
Section 2.09(a)(ii).

            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural also include the plural or singular, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Businesses. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).


                                  ARTICLE XIII

                                  MISCELLANEOUS

            13.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to Purchaser, KAC or SLC to:

                  Deutsche Financial Services Corporation
                  655 Maryville Center Drive
                  St. Louis, Missouri 63141-5832
                  Facsimile No.:  (314) 523-3999
                  Attn: Clark Benkendorf, Senior Vice President,
                        Corporate and Strategic Development

            with a copy to:

                  Deutsche Financial Services Corporation
                  655 Maryville Center Drive
                  St. Louis, Missouri 63141-5832
                  Facsimile No.:  (314) 523-3999
                  Attn: Richard C. Goldman, Senior Vice President and
                        Chief Legal Officer

            If to Seller, to:

                  Baldwin Piano & Organ Company
                  4680 Parkway Drive, Suite 200
                  Mason, Ohio 45040-5301
                  Facsimile No.:  (513) 754-4679
                  Attn:  Karen L. Hendricks, President

            with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York 10038
                  Facsimile No.:  (212) 504-6666
                  Attn:  Lawrence A. Larose, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 13.01, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 13.01, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section 13.01, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 13.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            13.02 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof including without limitation any confidentiality agreement between the parties and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

            13.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 10.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

            13.04 Public Announcements. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom KAC and/or SLC sell goods or provide services or with whom KAC and/or SLC otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

            13.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, in the case of Purchaser, any Person who has provided financing to Purchaser to finance all or any portion of the Purchase Price and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided financing or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning KAC and/or SLC furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided financing to such party and their respective Representatives to, promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

            13.06 Further Assurances; Post-Closing Cooperation. (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

            (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of KAC and/or SLC in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

            (c)   If,  in order  properly  to  prepare  its Tax  Returns,  other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of KAC and/or SLC not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party agrees to use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph shall be held confidential by Seller in accordance with Section 13.05.

            (d)   Notwithstanding  anything to the  contrary  contained  in this
Section 13.06, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section 13.06 shall be subject to applicable rules relating to discovery.

            13.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            13.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            13.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

            13.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            13.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            13.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            13.13 Governing Law. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

            13.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            13.15 Non-Compete. Seller agrees that for a period of five years following the Closing Date, neither it nor any of its Affiliates shall engage directly or indirectly in providing any inventory financing, retail financing or leasing, nor will Seller or any of Seller's Affiliates (as of the date hereof) subsidize, endorse or support any program for the provision of inventory financing, retail financing or leasing for any of Seller's or Seller's Affiliates products, other than programs with Purchaser or Purchaser's Affiliates.

            13.16 Non-Solicitation. Seller agrees that for a period of five years following the Closing Date, neither it nor any of its Affiliates will solicit any KAC or SLC employees listed on Section 2.17 of the Disclosure Schedule, other than Karen Hendricks and Duane Kimble, who are employees of Seller. Seller agrees that for a period of five years following the Closing Date, neither it nor any of its Affiliates, will hire George Huebner, Greg Meyer or Michelle Roberts.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                       BALDWIN PIANO & ORGAN COMPANY



                                       By:____________________________________
                                          Name:
                                          Title:


                                       DEUTSCHE FINANCIAL SERVICES CORPORATION



                                       By:____________________________________
                                          Name:
                                          Title:


                                       DEUTSCHE FINANCIAL SERVICES CORPORATION



                                       By:____________________________________
                                          Name:
                                          Title: